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                                                                   EXHIBIT 23.1


  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 24, 1997, which appears in the 1997 Annual Report to Shareholders of Dean Foods Company, which is incorporated by reference in the Dean Foods Company's Annual Report on Form 10-K for the year ended May 25, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Price Waterhouse LLP
                                          _____________________________________
                                          Price Waterhouse LLP

Dated: January 23, 1998